Exhibit 3.65

File # 200517910232

State of California
Secretary of State

FILED
In the office of the Secretary of State of the State of California
JUN 21 2005

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form.

IMPORTANT – Read instructions before completing this form.

This Space For Filing Use Only

ENTITY NAME (End the name with the words "Limited Liability Company," "Ltd. Liability Co.," or the abbreviations "LLC" or "L.L.C.")

1. NAME OF LIMITED LIABILITY COMPANY

Direct Financial Solutions of California LLC

PURPOSE (The following statement is required by statute and may not be altered.)

2. THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both Items 3 and 4 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 3 must be completed (leave Item 4 blank).

3. NAME OF INITIAL AGENT FOR SERVICE OF PROCESS

Pacific Corporate Title Services

4. IF AN INDIVIDUAL, ADDRESS OF INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA | CITY | STATE: CA | ZIP CODE

MANAGEMENT (Check only one)

5. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY:

- [ ] ONE MANAGER
- [x] MORE THAN ONE MANAGER
- [ ] ALL LIMITED LIABILITY COMPANY MEMBER(S)

ADDITIONAL INFORMATION

6. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

EXECUTION

7. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

SIGNATURE OF ORGANIZER: [signature]   DATE: 6/16/2005

TYPE OR PRINT NAME OF ORGANIZER: Trevin G. Workman

RETURN TO (Enter the name and the address of the person or firm to whom a copy of the filed document should be returned.)

8. NAME: Trevin G. Workman
FIRM: Smurthwaite & Workman, LLC
ADDRESS: 503 W. 2600 S., Suite 200
CITY/STATE/ZIP: Bountiful, UT 84010

LLC-1 (REV 03/2005) APPROVED BY SECRETARY OF STATE

State of California Secretary of State LIMITED LIABILITY COMPANY CERTIFICATE OF AMENDMENT A $30.00 filing fee must accompany this form. instructions before completing this form. In the office of State of the State of California MAY 2 9 2007 This Space For Filing Use Only 1. SECRETARY OF STATE FILE NUMBER 200517910232 2. NAME OF LIMITED LIABILITY COMPANY Direct Financial Solutions of California LLC 3.COMPLETE ONLY THE SECTIONS WHERE INFORMATION IS BEING CHANGED. ADDITIONAL PAGES MAY BE ATTACHED IF NECESSARY. A. LIMITED LIABILITY COMPANY NAME (END THE NAME WITH THE WORDS “LIMITED LIABILITY COMPANY." “LTD LIABILITY CO” OR THE ABBREVIATIONS “LLC” “OR” “LLD”) Cash Central of California, LLC B. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (CHECK ONE); ONE MANAGER LIABILITY COMPANY MEMBER(S) C. AMENDMENT TO TEXT OF THE ARTICLES OF ORGANIZATION: D. OTHER MATTERS TO BE INCLUDED IN THIS CERTIFICATE MAY BE SET FORTH ON SEPARATE ATTACHED PAGES AND ARE MADE CERTIFICATE. OTHER MATTERS MAY INCLUDE A CHANGE IN THE LATEST DATE ON WHICH THE LIMITED LIABILITY COMPANY IS TO DISSOLVE OR ANY CHANGE IN THE EVENTS THAT WILL CAUSE THE DISSOLUTION.

 M ALL LIMITED 4. FUTURE EFFECTIVE DATE, IF ANY: MONTH DAY YEAR 5. NUMBER OF PAGES ATTACHED, 6. IF ANY: IT IS HEREBY THAT I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED. SIGNATURE OF AUTHORIZED PERSON Trevin Workman, Manager DATE TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON RETURN TO: 1 NAME Trevin Workman FIRM Cash Central of California. LLC ADDRESS 84 East 2400 North CITY/STATE Logan, UT ZIP CODE 84341 SEC/STATE FORM LLC-2 (Rev. 03/2005) - FILING FEE $30 00 APPROVED BY SECRETARY OF STATE